UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2006

WEYERHAEUSER COMPANY
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	1-4825 (Commission File Number)	91-0470860 (IRS Employer Identification No.)

Federal Way
Washington 98063-9777
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2006, Weyerhaeuser Company announced that it has reached a definitive agreement to combine its fine papers business and related assets with Domtar Inc. The transaction gives Weyerhaeuser Company shareholders approximately 55 percent ownership in the new company and includes a $1.35 billion cash payment to Weyerhaeuser Company. The cash payment, plus the stock valued at the closing price of Domtar Inc. stock on August 22, 2006, results in a transaction value of $3.3 billion before considering resulting synergies.

The transaction is subject to review by antitrust and securities authorities in the United States and Canada, the receipt of a favorable tax ruling from the U.S. Internal Revenue Service and other customary closing conditions. It is also subject to approval by Domtar Inc. shareholders.

A copy of the press release issued by Weyerhaeuser Company on August 23, 2006 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated August 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weyerhaeuser Company

By:	/s/ Jeanne Hillman
Jeanne Hillman Vice President and Chief Accounting Officer

Date: August 23, 2006